Exhibit 99.4

112 Columbia Road
Cartersville, Virginia 23027
April 3, 2006

Mr. Bruce B. Nolte, CEO

TransCommunity Financial Corporation

4235 Innslake Drive

Glen Allen, Virginia 23060

Dear Bruce:

This is to confirm that James Minter exited the TransCommunity Financial Corporation board meeting of March 29, 2006 before any vote was taken on the amendments to the Nominating and Governance Policy.

/s/ Julian C. Metts, Jr., DDS
Julian C. Metts, Jr., DDS

cc:	Board of Directors